Exhibit 10.2(c)

English Translation / Reference Purpose Only

AMENDMENT TO THE ACCOUNTS RECEIVABLES TRUST AGREEMENT

Spansion Japan Limited (formerly FASL JAPAN LIMITED, the “Settlor and Beneficiary”) and Mizuho Trust & Banking Co., Ltd. (the “Trustee”) agree to the following (this “Amendment Agreement”) with respect to the amendment of the Accounts Receivables Trust Agreement (the “Original Trust Agreement”) entered into as of March 25, 2004 by and between the Settlor and Beneficiary and the Trustee.

1.	DEFINITIONS AND PURPOSES

1.1	Unless otherwise provided for in this Amendment Agreement, the terms used in this Agreement shall have the same meanings as defined in the Original Trust Agreement.

1.2	This Amendment Agreement is made to amend the Original Trust Agreement for the purpose of limiting the scope of the Trust Receivables to be entrusted to the Trust to those denominated in Japanese Yen or for such other purposes, because the Settlor and Beneficiary and the Third Party Obligor have agreed that a part of the accounts receivables under the Purchase and Sale Related Agreements shall be paid in foreign currencies.

2.	AMENDMENT TO THE ORIGINAL TRUST AGREEMENT

Pursuant to the provisions of Clause 41 of the Original Trust Agreement, the Settlor and Beneficiary and the Trustee agree that, with respect to such Clauses of the Original Trust Agreement as shown under the “Clause” column in the following table, the provisions as shown under the column entitled “Existing Provisions” in the following table are amended to read as shown under the column entitled “After Amendment” in the following table. The amendments are effective as of the date of this Amendment Agreement; they do not have retroactive effect to invalidate any actions that have already been taken under the Original Trust Agreement before the amendments.

(Amended text is underlined.)

Clause	Existing Provisions	After Amendment
Clause 1.50	“Prospective Trust Receivables” means the accounts receivables from the Third Party Obligor under the Purchase and Sale Related Agreements that arise during a period from the day immediately following the execution date of this Agreement (inclusive) to the Trust Termination Date with respect to the Third Party Obligor (inclusive).	“Prospective Trust Receivables” means those accounts receivables from the Third Party Obligor under the Purchase and Sale Related Agreements arising during a period from the day immediately following the execution date of this Agreement (inclusive) to the Trust Termination Date with respect to the Third Party Obligor (inclusive) that either (i) arise on or before July 31, 2005; or (ii) arise on or after August 1, 2005 and that shall be paid in Japanese Yen pursuant to the Purchase and Sale Related Agreements.

Clause 6.1 (1) (xvi)	[N/A]	The Trust Receivables are receivables to be paid in Japanese Yen.

3.	RETURN OF TRUST RECEIVABLES

On the condition that additional funds are entrusted as provided in Clause 6 on or before the due date specified in the same Clause, the Settlor and Beneficiary and the Trustee shall transfer, on the last day of July 2005, from the Trust to the Settlor and Beneficiary the Trust Receivables that arise during July 2005 and shall be paid in foreign currencies.

4.	PERFECTION OF ASSIGNMENT

4.1	The Settlor shall obtain written approval of the Third Party Obligor bearing a certified date (kakutei-hizuke) in the form prescribed in the Schedule to this Amendment Agreement with respect to the Trust Assignment under the Original Trust Agreement (as amended under this Amendment Agreement) and the transfer of the Trust Receivables provided in the preceding Clause and deliver such written approval to the Trustee.

4.2	The Settlor shall bear all expenses necessary for the procedures set forth in Clause 4.1.

5.	REPRESENTATIONS AND WARRANTIES

The Settlor and Beneficiary warrants that it will treat all the Fixed Trust Receivables reported on the Settlor’s Regular Report dated July 19, 2005, to be paid on August 15, 2005, as Trust Receivables denominated in Japanese Yen even after the date of this Amendment Agreement.

6.	ADDITIONAL ENTRUSTMENT OF FUNDS

If it is found that the Trust Property Maintenance Standards are not satisfied within the period beginning on the date of this Amendment Agreement and ending on the date of the first Settlor’s Regular Report, the Settlor and Beneficiary shall entrust additional funds sufficient to satisfy the shortfall in the Trust Property Maintenance Standards to the Trustee for the Trust.

7.	EFFECTIVENESS OF THE ORIGINAL TRUST AGREEMENT

Except for the matters provided for in the preceding Clauses 1 through 6, the Clauses in the Original Trust Agreement remain effective.

8.	OTHER MATTERS

8.1	This Amendment Agreement shall be governed by, and construed in accordance with, the laws of Japan.

8.2	The Tokyo District Court shall have jurisdiction as the court of first instance with respect to any action or other dispute arising out of or in connection with this Amendment Agreement, unless the exclusive jurisdiction is otherwise prescribed by law.

8.3	The parties hereto shall resolve any matters not provided for in this Amendment Agreement or doubts as to the meaning of the provisions of this Amendment Agreement upon mutual consultation in good faith.

(The space below has been intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be signed and sealed in duplicate, and the Settlor and Beneficiary and the Trustee shall each retain one original. Mizuho Corporate Bank, Ltd. (the “Agent”) approves, as the Agent provided for in the Original Trust Agreement, the amendment of the Original Trust Agreement under this Amendment Agreement pursuant to Clause 41 of the Original Trust Agreement and retains one copy of this Amendment Agreement. The Agent’s approval for the amendment of the Original Trust Agreement under this Amendment Agreement, however, does not mean that the Agent, as the Lender or Agent under the Loan Agreement, approves the amendment of the Original Trust Agreement and does not mean that it will not claim Settlor’s breach of its obligations under the Loan Agreement, nor does the Agent approve the amendment of the Original Trust Agreement on behalf of the Lender. The Settlor and the Agent confirm that (i) they have not obtained the Lender’s approval for the amendment of the Purchase and Sale Related Agreements and the amendment of the Original Trust Agreement under this Amendment Agreement as of the date of this Amendment Agreement, and (ii) the event of acceleration upon the request of the Lender will occur with respect to the Loan Receivables as a result of the amendment as may be made without the Lender’s approval, and they further confirm that (a) if they might not be able to obtain the Lender’s approval even after the Settlor requests such approval on the “Request for Approval of the Amendment; Approval of the Amendment” dated July 28, 2005 sent to the Lender, or (b) if, even when the Lender gives approval for the amendment, the period during which the Lender may not declare acceleration of the Loan Receivables due to that approval has expired, the obligations of the Settler relating to the Loan Receivables may become immediately due and payable upon the request of the Lender.

July 29, 2005

Settlor:

[Address]

Spansion Japan Limited.

[Title] [Name]

Trustee:

[Address]

Mizuho Trust & Banking Co., Ltd.

[Title] [Name]

Agent:

[Address]

Mizuho Corporate Bank, Ltd.

[Title] [Name]

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